Exhibit 10.3

CAMBRIDGE UNIVERSITY (1)
TECHNICAL SERVICES LIMITED
(“CUTS”)

and

STEMLINE THERAPEUTICS, INC. (2)
(“Licensee”)

EXCLUSIVE PATENT AND
NON-EXCLUSIVE KNOW-HOW
LICENCE AGREEMENT

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

1        Definitions

2        Grant of rights

2.1          Licences

2.2          Formal licences

2.3          Sub-licensing

2.4          Reservation of rights

2.5          No other licence

3        Know-how and confidentiality

3.1          Provision of Know-how and Materials

3.2          Licensee to treat Know-how as confidential

3.3          Confidentiality

3.4          Use of Confidential Information

3.5          Disclosing Information

3.6          Exceptions to confidentiality obligations

3.7          Return of information and survival of confidentiality obligations

4        Payments

4.1          Initial payment and reimbursement of patent costs

4.2          Non-monetary consideration

4.3          Royalties and Sub-Licence Income (other than Royalties)

4.4          Milestone payments

4.5          Payment terms and price index

4.6          Financial reports

4.7          Records

5        Commercialisation obligations and reports

6        Intellectual property

6.1          Patent protection

6.2          Infringement of the Patents

6.3          Infringement of third party rights

6.4          Improvements

7        Warranties and liability

7.1          Status of Licensed Technology and responsibility for development of Licensed Products

7.2          No representations or warranties

7.3          Liability and indemnity

8        Duration and termination

8.1          Commencement and termination by expiry

8.2          Early termination by the Licensee

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

8.3          Early termination by CUTS

8.4          Early termination by either party

8.5          Consequences of termination

9        Dispute resolution

10      General

10.1        Force majeure.

10.2        Assignment.

10.3        Waiver

10.4        Invalid clauses

10.5        No agency

10.6        Notices

10.7        Law and jurisdiction

10.8        Further action

10.9        Announcements

10.10      Entire agreement

10.11      Third party rights

10.12      Export Control Regulations

10.13      Non-use of names and marking of Licensed Products

10.14      Insurance

Schedule 1

Schedule 2

Schedule 3

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

(1)                                  THIS AGREEMENT dated September 16, 2004 is between:

CAMBRIDGE UNIVERSITY TECHNICAL SERVICES LIMITED (“CUTS”), a company incorporated in England and Wales (registered number 1069886) whose registered address is at The Old Schools, Trinity Lane, Cambridge CB2 1TS, UK;

and

(2)                                  STEMLINE THERAPEUTICS, INC. (the “Licensee”) a company whose registered office is at ***, New York, NY 10128, USA.

RECITALS:

A.                                   CUTS is a company wholly owned by The Chancellor, Masters and Scholars of the University of Cambridge.

B.                                     Dr *** while working at *** and University has developed technology relating to purification and culturing of cancer stem cells, including the Patents and the Know-how. *** claims no ownership over the technology developed while Dr *** was at ***, and Dr ***, *** and the University have assigned to CUTS all their intellectual property rights in the Patents and the Know-how.

C.                                     The Licensee wishes to acquire rights under the Patents and to use the Know-how for the development and commercialisation of Licensed Products in the Field and in the Territory, in accordance with the provisions of this Agreement.

IT IS AGREED as follows:

1                                         Definitions

1.1                                 In this Agreement, the following words shall have the following meanings:

Affiliate

Shall mean any company or entity, the voting control of which is at least fifty percent (50%), directly or indirectly, owned or controlled by Licensee, or any company, entity or person, which owns or controls at least fifty percent (50%), directly or indirectly, of the voting control of Licensee.

Anniversary	An anniversary of the Commencement Date.

Commencement Date	September 16, 2004

Confidential Information	Any information marked confidential obtained directly or indirectly by one Party from the other Party.

Field	All human or animal use.

FDA	United States Food and Drug Administration

IND	An investigational new drug application submitted to the FDA,

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

which requests authorization from the FDA to administer an investigational drug or biological product to humans in the United States.

Insolvency Event

Shall mean any event whereby a Party: (i) becomes insolvent or bankrupt; (ii) makes an assignment for the benefit of its creditors; (iii) has a trustee or receiver for all or a substantial part of its property appointed; (iv) has any case or proceeding or other action commenced or taken against or by it in bankruptcy or otherwise seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereinafter in effect.

Know-how	Technical information in the Field developed in the Laboratory under the supervision of the Principal Investigator and relating directly to the inventions claimed in the Patents.

***	*** University, ***.

Improvements

Technical information that is required to reduce the invention described in the Patents to practice, developed in the Laboratory, under the supervision of the Principal Investigator, in the 18 months following the Commencement Date, owned and freely available for licence by CUTS.

Inventor(s)	The inventors named in Schedule 1.

Laboratory	The laboratory of the Principal Investigator within the University of Cambridge, Cambridge Centre for Brain Repair.

Licensed Product(s)	Any product, process or use which incorporates or its development makes use of any of the Licensed Technology.

Licensed Technology	The Patents, the Improvements and the Know-how.

Materials	The materials referred to in Schedule 1

Net Sales Value	Either;

(a) the price of Licensed Products invoiced in arm’s length transactions to independent third parties exclusively for money or;

(b) the price that would have been invoiced if there had been such a transaction and in both cases without deduction of any commission paid to a third party but less the following permitted deductions:

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

(i) arm’s length trade discounts or credits given; and

(ii)

provided the amounts are separately charged on the relevant invoice, any costs of packaging, insurance, carriage and freight, any value added tax or other sales tax, and any import duties or similar applicable government levies.

(iii) any allowances actually made and taken for returns; shipping and insurance costs actually paid; cash discounts and promotional allowances actually allowed.

(c)

Additionally, if an Insolvency Event occurs to a sub-licensee or a customer of Licensee or a customer of an Affiliate and monies are owed to Licensee by such sub-licensee or an Affiliate by such sub-licensee or customer suffering said Insolvency Event, then such monies shall be deemed uncollectible, and Licensee shall not therefore owe royalties on account of the Net Sales Value price of such debts unless actually collected, and a proportionate deduction for prospective royalties shall be made on account of any royalties already paid on such uncollectible Net Sales Values.

Parties	CUTS and the Licensee, and “Party” shall mean either of them.

Patents

Any and all of the patents and patent applications based on the draft patent application described in Schedule 1 together with any patents granted pursuant to the applications and any continuations, continuations in part, extensions, reissues, re-registrations, reexaminations, divisions and supplementary protection certificates that derive priority from the foregoing.

Payment Period	The payment periods specified in Schedule 3.

Phase III Clinical Trial

A clinical trial on sufficient numbers of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to define warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, and the clinical trial will directly support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.

Principal Investigator	Dr ***

Regulatory Approval

The approvals, registrations or authorizations of the FDA, or the equivalent regulatory agency in a foreign country or jurisdiction necessary for the manufacture, distribution, marketing and sale of a pharmaceutical or diagnostic product in the United States, or such foreign country or jurisdiction, as applicable.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

Royalty                                                                                                                                                       The royalty specified in clause 4.3.

Sub-Licence Income                                                                                  Any payment due from a sub-licensee of the Licensed Technology to the Licensee or an Affiliate excluding royalties on Licensed Products.

Term                                                                                                                                                                  The period specified in clause 8.1.

Territory                                                                                                                                            Worldwide.

University                                                                                                                                        The Chancellor, Masters and Scholars of the University of Cambridge.

1.2                                 In this Agreement (except where the context otherwise requires):

(a)                                  any reference to a clause or schedule is to the relevant clause or schedule of or to this Agreement and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the clause or schedule in which it appears;

(b)                                 the clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

(c)                                  any reference to “person” or “persons”  includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality); and

(d)                                 the singular includes the plural and vice versa;

(e)                                  words preceding “include”, “includes”, “including” and “included” shall be construed without limitation by the words which follow those words.

1.3                                 The schedules form part of this Agreement.  If a provision of a schedule is inconsistent with a provision of this Agreement, the latter prevails.

2                                         Grant of rights

2.1                                 Licences

CUTS hereby grants to the Licensee subject to the provisions of this Agreement:

(a)                                  an exclusive licence under the Patents and the Improvements, with the right to sub-license, subject to clause 2.3 below, to develop, manufacture, have manufactured, use, sell, offer to sell, market, have marketed, import, have imported, export and have exported Licensed Products only in the Field in the Territory; and

(b)                                 a non-exclusive licence to use the Know-how, with the right to sub-license, subject to clause 2.3 below, to develop, manufacture, have manufactured, use, sell, offer to sell, market, have marketed, import, have imported, export and have

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

exported Licensed Products only in the Field in the Territory.

2.2                                 Formal licences

The Parties shall execute such formal licences as may be necessary or appropriate for registration with Patent Offices and other relevant authorities in particular territories.  In the event of any conflict in meaning between any such licence and the provisions of this Agreement, the provisions of this Agreement shall prevail.  Prior to the execution of the formal licence(s) (if any) referred to in this clause, the Parties shall so far as possible have the same rights and obligations towards one another as if such licence(s) had been granted.  The Parties shall use reasonable endeavours to ensure that, to the extent permitted by relevant authorities, this Agreement shall not form part of any public record.

2.3                                 Sub-licensing

The Licensee shall be entitled to grant sub-licences of its rights under this Agreement to any person, provided that:

(a)                                  the sub-licence shall include terms which are equivalent to the obligations and limitations (including limitations of liability) which apply to the Licensee under this Agreement;

(b)                                 the sub-licence shall terminate automatically on the termination of this Agreement for any reason provided that sub-licensee shall have the right to assume the Agreement;

(c)                                  within *** days of the grant of any sub-licence the Licensee shall provide to CUTS a true copy of it; and

(d)                                 the Licensee shall be responsible for any breach of the sub-licence by the sub-licensee, as if the breach had been that of Licensee under this Agreement, and the Licensee shall indemnify CUTS against any loss, damages, costs, claims or expenses which are awarded against or suffered by CUTS as a result of any such breach by the sub-licensee.

2.4                                 Reservation of rights

CUTS reserves for itself (and also grants to the University, any wholly owned subsidiary of the University, and ***) an irrevocable, world-wide, royalty-free non-exclusive right to use and to license other academic institutions to use the Patents in the Field for the purposes of academic research or teaching or both.  CUTS shall send written notice of any such license to Licensee within *** days of execution.

2.5                                 No other licence

No licence is granted by CUTS to the Licensee other than any licence expressly granted by the provisions of this clause 2.

3                                         Know-how and confidentiality

3.1                                 Provision of Know-how and Materials

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

Upon the Licensee’s reasonable request, CUTS shall arrange for the Principal Investigator to supply the Licensee with all Know-how and Materials in his possession that CUTS is at liberty to disclose or transfer and that has not previously been disclosed or transferred and which is reasonably necessary or desirable to enable the Licensee to undertake the further development of the Patents. Such Know-how and Materials to be recorded in Schedule 1.  The method of such supply shall be agreed between the Principal Investigator and the Licensee.  If it is agreed that the Principal Investigator shall travel to the Licensee’s premises in connection with such supply, the Licensee shall reimburse all travel accommodation and subsistence costs incurred provided such costs are approved by the Licensee prior to being incurred.

3.2                                 Licensee to treat Know-how as confidential

The Licensee receives the Know-how as Confidential Information.  The Licensee undertakes that for a period of *** years from the Commencement Date or for so long as any substantial part of the Know-how remains subject to the obligations of confidence (in accordance with clauses 3.3 to 3.7 inclusive), whichever is the shorter, it shall protect the Know-how as Confidential Information and shall not use the Know-how for any purpose except as expressly licensed hereby and in accordance with the provisions of this Agreement.

3.3                                 Confidentiality

No Confidential Information disclosed by one party (“Disclosing Party”) to the other party (“Recipient Party”) under this Agreement may be disclosed by the Recipient Party to any person except:

(a)                                  employees, officers, directors, auditors, consultants, or subcontractors of the Recipient Party or the University requiring the Confidential Information for the purposes of this Agreement;

(b)                                 with the prior written consent of the Disclosing Party which consent may be given or withheld in its absolute discretion;

(c)                                  to actual or potential customers or sub-licensees for Licensed Products in so far as such disclosure is necessary to promote the sale or use of Licensed Products;

(d)                                 if the Recipient Party is required to do so by law or stock exchange; or

(e)                                  if the Recipient Party is required to do so in connection with legal proceedings relating to this Agreement.

3.4                                 Use of Confidential Information

No Confidential Information of the Disclosing Party may be used by the Recipient Party for any purpose other than the performance of the Recipient Party’s obligations or the exercise of the Recipient Party’s rights under this Agreement.

3.5                                 Disclosing Information

Any Party disclosing information under clause 3.3 (a), (b) or (c) must use all reasonable endeavours to ensure that persons receiving Confidential Information from it

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

(a)                                 do not disclose or use the information except in the circumstances permitted in clauses 3.3 and 3.4 and

(b)                                 sign a written confidentiality undertaking in terms as least as restrictive as that binding the Recipient Party.

3.6                               Exceptions to confidentiality obligations

Clauses 3.3, 3.4 and 3.5 do not apply to Confidential Information which:

(a)                                 is in or becomes part of the public domain other than through breach of this Agreement or an obligation of confidence owed to the Disclosing Party;

(b)                                 the Recipient Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Disclosing Party (unless that knowledge arose from disclosure of information in breach of an obligation of confidence);

3.7                               Return of information and survival of confidentiality obligations

(a)                                 Upon Termination of this Agreement, The Recipient Party, upon Disclosing Party’s request, must return to the Disclosing Party all documents or other materials containing or referring to Confidential Information (other than the Know-how) which are in its possession, power or control or in the possession, power or control of persons who have received Confidential Information from it under clause 3.3(a), (b) or (c) at any time if requested to do so by the Disclosing Party.  Notwithstanding the foregoing, Recipient may retain one copy for legal records.

(b)                                 The provisions of clauses 3.3 to 3.7 inclusive will survive the expiry or earlier termination (for whatever reason) of this Agreement for a period of three years.

4                                         Payments

4.1                               Initial payment and reimbursement of patent costs

The Licensee shall pay to CUTS all external receipted costs in connection with obtaining patent protection for the Patents prior to the Commencement Date.

4.2                               Non-monetary consideration

The Licensee shall not accept and shall ensure that its sub-licensees do not accept, without the prior written consent of CUTS, which shall not be unreasonably withheld, any non-monetary consideration for any Licensed Product.

4.3                               Royalties and Sub-Licence Income (other than Royalties)

(a)                                 The Licensee shall pay CUTS a royalty for the *** Licensed Products to obtain Regulatory Approval of ***% (*** percent) of the Net Sales Value, and a royalty of ***% (*** percent) for the *** Licensed Product to obtain Regulatory Approval. For the avoidance of doubt once a Licensed Product has obtained Regulatory Approval then royalties shall be due for all sales of that product for all

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

purposes and obtaining Regulatory Approval for additional indications for the same Licensed Product shall not be considered an additional Licensed Product.

(b)                                 The Licensee shall pay CUTS ***% (*** percent) of all Sub-Licence Income obtained ***, and ***% (*** percent) of all Sub-Licence Income obtained *** from the Commencement Date.

4.4                               Milestone payments

The Licensee shall pay CUTS the milestone payment(s) set out in the table below. Such payments shall be made on the each occasion that each of the Milestones are reached as indicated in the table below.

Milestone	Payment
***	$	***
***	$	***
***	$	***

4.5                               Payment terms and price index

(a)                                 Payments shall be made in accordance with Schedule 3 Part C.

(b)                                 All consideration due under this Agreement is exclusive of Value Added Tax which where applicable shall be paid by the Licensee to CUTS.  Payments shall:

(i)                                     be paid within *** days of the end of each calendar quarter with respect to royalty-bearing sales or use occurring in that quarter. Royalties shall be paid by Licensee in U.S. dollars by telegraphic transfer to the account of Cambridge University Technical Services Ltd at Barclays Bank of Bene’t Street, Business Centre, PO Box No 2, Cambridge CB2 3PZ, sort code: ***, account number ***;

(ii)                                  be made ***, failing which CUTS may charge interest on any outstanding amount on a daily basis at ***% above Barclays Bank plc base lending rate then in force or under the Late Payment of Commercial Debts (Interest) Act 1998, whichever shall be the more favourable to CUTS; and

(iii)                               be made without deduction of income tax or other taxes charges or duties.

4.6                               Financial reports

(a)                                 Each payment shall be accompanied by a payment slip in the form set out in Schedule 3 Part B.  The Licensee shall also submit royalty reports summarising Royalties due to CUTS at the frequency and in the form set out in Schedule 3.

(b)                                 The Licensee shall report to CUTS the date of first sale of a Licensed Product within *** days of occurrence.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

4.7                               Records

(a)                                 The Licensee shall keep at its normal place of business all information used to calculate payments due to CUTS under this Agreement including detailed and up to date records and accounts showing the quantity, description and value of Licensed Products sold by it and its sub-licensees, and the amount of sub-licensing revenues other than Royalties received by it in respect of Licensed Products, on a country by country basis.  The Licensee shall keep these records separate or otherwise make them extractable easily from its other business records and shall not dispose of them until after the *** anniversary of their creation.

(b)                                 The Licensee shall make such information available, on reasonable notice, but no more than once per year per Licensed Product, for audit during business hours by a CUTS’ duly authorised representative for the purpose of verifying the accuracy of any report given by the Licensee to CUTS under this clause 4.  The representative shall be required to keep confidential all information learnt during any such inspection, and to disclose to CUTS only such details as may be necessary to report on the accuracy of the Licensee’s financial reports.  CUTS shall be responsible for the representative’s professional charges unless the representative certifies that there is an inaccuracy of more than ***% (*** per cent) in any financial statement, in which case the Licensee shall pay his charges in respect of that inspection.  The Licensee shall pay any underpayment reported by the representative within *** days of receipt of a CUTS’ invoice requiring payment for the same.

(c)                                  The Licensee shall ensure that CUTS has the same rights as those set out in this clause 4.7 in respect of any sub-licensee of the Licensee which is sub-licensed under the Patents or Know-how pursuant to this Agreement.

5                                         Commercialisation obligations and reports

5.1                               The Licensee shall diligently proceed to develop and commercially exploit the Licensed Technology.

5.2                               Without prejudice to the generality of the Licensee’s obligations under clause 5.1, the Licensee shall send CUTS within *** days of each Anniversary after the *** Anniversary of this agreement an updated, written development plan, covering as a minimum the 12 months preceding the Anniversary and the 12 months following it.  The report shall show:

(a)                                 all past, current and projected activities taken or to be taken by the Licensee to bring Licensed Products to market and maximise the sale of Licensed Products in the Territory

(b)                                 any Sub-Licence Income invoiced or received.

CUTS’ receipt or approval of any such plan shall not be taken to waive or qualify the Licensee’s obligations under clause 5.1.

5.3                               If CUTS considers at any time during the Term that the Licensee has without legitimate reason failed to proceed diligently to develop and commercially exploit the Licensed Technology, CUTS shall be entitled to request a meeting with the Licensee to discuss the failures.  The Licensee shall have *** days to rectify such failures to the satisfaction of

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

CUTS.  If CUTS reasonably considers that such measures have not been installed to rectify the failures, then CUTS shall be entitled to refer to an independent expert the following questions:

(a)                                 whether the Licensee has acted diligently; and if not

(b)                                 what specific action the Licensee should have taken (“Specific Action”) in order to have acted diligently.

5.4                               The independent expert shall be appointed in accordance with the provisions of Schedule 2 and his decision shall be final and binding on the Parties.

5.5                               If the expert determines that the Licensee has failed to comply with its obligations under this clause 5, and if the Licensee fails to take the Specific Action within *** months of the expert giving his decision in accordance with Schedule 2, CUTS shall be entitled, by giving, at any time within *** months after the end of that *** month period, not less than *** days’ notice to terminate this Agreement and the licences granted to the Licensee under clause 2.

6                                         Intellectual property

6.1                               Patent protection

The Licensee shall at its own cost and expense:

(a)                                 *** reasonably available, including the filing of divisional applications where appropriate; and

(b)                                 pay *** when due; and

(c)                                  ensure that CUTS receives copies of all correspondence concerning the patent application(s) listed in Schedule 1.

(d)                                 provided that if the Licensee wishes to abandon any such application or not to maintain any such Patent in the whole of or any part of the Territory (or to cease funding such application or Patent) it shall give reasonable prior written notice to CUTS and the Licensee shall cease to be licensed for those parts of the Territory under the patent application or patent identified in the notice.

6.2                               Infringement of the Patents

(a)                                 Each Party shall inform the other Party promptly if it becomes aware of any infringement or potential infringement of any of the Patents in the Field.

(b)                                 Subject to clause 6.2(c), the Licensee shall be entitled to take legal or other action against any third party to enforce the Patents at its sole expense.  If the alleged infringement is both within and outside the Field, the Parties shall also co-operate with CUTS’ other licensees (if any) in relation to any such action.

CUTS shall agree to be joined in any such legal action subject to being indemnified and secured in a reasonable manner as to any costs, damages, expenses or other liability ***.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

(c)                                  Before starting legal action in accordance with sub-clause (b) or agreeing to any settlement, the Licensee shall consult CUTS and take its views into account about the advisability of the action or settlement, its effect on the University and CUTS’ good name, the public interest and how the action should be conducted. Any ***, shall be deemed to be Net Sales Value, upon which the Licensee shall pay CUTS a Royalty in accordance with clause 4.3, or Sub-Licence Income, depending on the nature of the payment.  Clause 2.3 specifies the extent to which the Licensee may grant a sub-licence to an infringer.

(d)                                 In the event that the Licensee fails to have initiated an infringement action within *** months of the Licensee first becoming aware of the basis for such action, CUTS shall have the right, at its sole discretion, to prosecute such infringement under its sole control and its sole expense, and any recovery obtained shall belong ***% to CUTS and ***% to Licensee, net of all expenses expended in pursuing such action.

6.3                               Infringement of third party rights

(a)                                 If any warning letter or other notice of infringement is received by a Party, or legal action is brought against a Party, alleging infringement of third party rights in the manufacture, use or sale of any Licensed Product or use of any Patents, that Party shall promptly provide full details to the other Party, and the Parties shall discuss the best way to respond.

(b)                                 The Licensee shall have the right but not the obligation to defend such action and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the validity of any Patent, the consent of CUTS must be obtained before taking such action or making such settlement.

6.4                               Improvements

CUTS shall inform the Licensee of any Improvements within *** days of the notification of such Improvements by the Inventor, which shall be recorded in Schedule 1. The Licensee shall then have *** days to decide whether to seek patent protection for such Improvements, and if so shall seek such protection as set out in this Clause 6.

7                                         Warranties and liability

7.1                               Status of Licensed Technology and responsibility for development of Licensed Products

The Licensee acknowledges that the Licensed Technology is at an early stage of development, that it is provided “as is” and specific results cannot be guaranteed.  The Licensee shall be exclusively responsible for the technical and commercial development and manufacture of Licensed Products and for incorporating any modifications or developments thereto that may be necessary or desirable and for all Licensed Products sold or supplied.

7.2                               No representations or warranties

(a)                                 The Licensee acknowledges that CUTS has not performed any searches or

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

investigations into the existence of any third party rights, which may affect any of the Licensed Technology and that in entering into this Agreement it does not do so in reliance on any representation, warranty or other provision except as expressly provided in this Clause.

(b)                                 CUTS warrants that the University, and the Inventors have assigned to CUTS all their intellectual property rights in the Patents and that, so far as CUTS is aware, it owns the Patents.

CUTS shall have no liability under this warranty except for claims made against the Licensee by a third party and then only if the Licensee serves a notice in writing setting out particulars of such claim promptly and prior to the third Anniversary.

(c)                                  Except as provided by Clause 7.2(b) CUTS makes no representations or warranties of any kind, express or implied, concerning the Licensed Technology including (i) as to the satisfactory quality or fitness for a particular purpose (ii) as to the absence of latent or other defects, whether or not discoverable (iii) as to the validity or scope of the Patents or (iv) that the exploitation of the Licensed Technology or any Licensed Product will not infringe any patents or other intellectual property rights of a third party and all conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

7.3                               Liability and indemnity

(a)                                 The limitations in this Agreement shall not apply in respect of claims for personal injury or death caused by negligence to the extent that it is not lawful to limit liability or obtain an indemnity or in respect of fraud or fraudulent misrepresentation.

(b)                                 The aggregate liability of CUTS, the University, the University’s employees and students, the Inventors and the Principal Investigator for any damages or expenses of whatsoever nature and howsoever arising (including in contract, tort, negligence or for breach of statutory duty or misrepresentation) in connection with any use of the Licensed Technology or the manufacture, use or sale of the Licensed Products or otherwise in connection with this Agreement or any relationships established by it shall be limited to the income (less any expenses CUTS has incurred in obtaining, maintaining or defending the Patents) which CUTS has received under this Agreement or £***, whichever shall be the higher.

(c)                                  Except as provided by Clause 7.3(a), in no circumstances will CUTS, the University, the University’s employees or students, the Inventors or the Principal Investigator be liable for any economic loss (including loss of profits, revenue or business opportunity) any loss of goodwill or any indirect, incidental, consequential or special damages.

(d)                                 The Licensee shall indemnify CUTS, the University, the University’s employees and students and the Inventors and Principal Investigator in full against all direct, indirect incidental consequential or special liability, loss, damages, expenses, (including legal and other professional fees and expenses) claim or threatened

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

claim arising from the use by the Licensee or any of its sub-licensees of the Licensed Technology or otherwise in connection with the manufacture, use or sale of or any other dealing in any of the Licensed Products by Licensee or any of its sub-licensees.

(e)                                  The Parties agree the allocation of liability set out in this clause. The Licensee acknowledges that without its agreement to the limitations of liability and indemnity set out in this clause, the Royalties and other fees charged under this Agreement would be higher.

8                                         Duration and termination

8.1                               Commencement and termination by expiry

This Agreement, and the licences granted hereunder, shall come into effect on the Commencement Date and, unless terminated earlier in accordance with this clause 8, shall continue in force on a country by country basis until the date on which the last-to-expire of the Patents has expired or has been revoked without a right of further appeal.

8.2                               Early termination by the Licensee

The Licensee may terminate this Agreement at any time on *** days’ notice in writing to CUTS.

8.3                               Early termination by CUTS

CUTS may terminate this Agreement

(a)                                 forthwith by giving written notice to the Licensee if the Licensee or its sub-licensee commence(s) legal proceedings, or assist(s) any third party to commence legal proceedings, to challenge the validity or ownership of any of the Patents; and

(b)                                 as provided in clause 5.

8.4                               Early termination by either party

Without prejudice to any other right or remedy, either Party may by written notice to the other Party terminate this Agreement at any time by notice in writing to the other Party, if

(a)                                 the other Party has materially breached this Agreement (and for the avoidance of doubt non-payment by the Licensee under clause 4 shall be deemed a material breach) and, in case of a remediable breach other than a persistent breach, has failed to remedy that breach within *** days of the date of service of a written notice from the other Party specifying the breach and requiring that it be remedied; or

(b)                                 the other Party ceases to carry on business, is unable to pay its debts when they fall due, is declared bankrupt, or an order is made or a resolution passed for the winding up of that other Party or the appointment of an administrator, receiver, liquidator or manager of that other Party.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

8.5                               Consequences of termination

(a)                                 Upon termination of this Agreement by expiry under clause 8.1 above, the licence of the Patents in clause 2.1(a) shall terminate but the Licensee shall have the non-exclusive right to use the Know-how in clause 2.1(b) without charge or other obligation to CUTS.

(b)                                 Upon termination of this Agreement for any reason otherwise than in accordance with clause 8.1:

(i)            the Licensee and its sub-licensees shall be entitled to sell, use or otherwise dispose of (subject to payment of royalties under clause 4.3) any unsold or unused stocks of the Licensed Products;

(ii)           subject to paragraph (i) above, the Licensee shall no longer be licensed to use or otherwise exploit in any way, either directly or indirectly, the Patents, in so far and for as long as any of the Patents remains in force, or the Know-how;

(iii)          subject to paragraph (i) above, the Licensee shall consent to the cancellation of any formal licence granted to it, or of any registration of it in any register, in relation to any of the Patents;

(iv)          each Party shall return to the other (or destroy at the other’s request) all Confidential Information disclosed to it by the other and all materials containing any Confidential Information in its possession or control (including, in the case of the Licensee, in the possession or control of its sub-licensees) notwithstanding the foregoing, each Party may retain one copy for its legal records; and

(v)           upon CUTS’s request, the Parties shall negotiate in good faith the terms of an agreement between them on reasonable commercial terms to enable CUTS to arrange for the further exploitation of the Licensed Technology and Licensed Products as they exist at the date of termination.

(c)                                  If the Parties are unable to agree to the terms of an agreement as described in clause 8.5(b)(v), they may initiate the procedure in clause 9.2.

(d)                                 The expiry or termination of this Agreement does not affect any rights or obligations of either Party which have arisen or accrued up to and including the date of expiry or termination including the right to payment under this Agreement.

(e)                                  Clauses 2.3(d), 2.4, 3, 4, 7, 8.5 and 9 survive expiry or termination (for whatever reason).

9                                         Dispute resolution

9.1                               The Parties agree that should any dispute arise between them in relation to this Agreement (other than under clause 5), they shall meet as soon as practicable and

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

negotiate in good faith with a view to resolving the dispute.

9.2                               If the Parties are unable to settle any dispute by negotiation within *** days the Parties will attempt to settle it by mediation in accordance with the Centre for Effective Dispute Resolution (CEDR) Model Mediation Procedure.

9.3                               To initiate a mediation a party must give notice in writing to the other party, requesting a mediation in accordance with clause 9.2.

10                                  General

10.1                        Force majeure.

(a)                                 Notwithstanding any other provision of this Agreement, no Party need act if it is impossible to act due to force majeure, meaning any cause beyond its control (including war, riot, natural disaster, labour dispute, or law taking effect after the date of this Agreement).  A Party affected by force majeure agrees to notify the other Party promptly after it determines that it is unable to act.

(b)                                 A Party has no responsibility or liability for any loss or expense suffered or incurred by the other Party as a result of its not acting for so long as the force majeure under clause 10.1 continues.  However, the non-performing Party agrees to make reasonable efforts to avoid or remove the circumstances giving rise to the force majeure and agrees to continue performance under this Agreement promptly when they are removed.

10.2                        Assignment.

(a)                                 Save as provided by clause 10.3(b) and (c), neither party may assign, transfer, charge or deal in any other manner with this Agreement, nor purport to do so without the prior written consent of the other party.

(b)                                 CUTS may assign any of its rights under this Agreement provided that CUTS’ assignee shall undertake to be bound by and perform CUTS’ obligations under this Agreement. CUTS shall notify the Licensee of any assignment under this Agreement.

(c)                                  The Licensee may assign its rights under this Agreement where the assignment is connected with the transfer of all or substantially all of the Licensee’s assets to a purchaser and provided such purchaser undertakes to CUTS to be bound by and perform the obligations of the Licensee under this Agreement and is capable of performing such obligations.  The Licensee shall notify CUTS of any such assignment.

10.3                        Waiver

A provision of this Agreement or any right created under it cannot be waived or varied except in writing signed by the Parties.

10.4                        Invalid clauses

If the whole or any part of a provision of this Agreement is void, unenforceable or illegal

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

in a jurisdiction it is severed for that jurisdiction.  The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected.  This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

10.5                        No agency

Nothing contained or implied in this Agreement constitutes a Party the partner, agent, or legal representative of another Party or of the other Party for any purpose or creates any partnership, agency or trust, and no Party has any authority to bind the other Party in any way.

10.6                        Notices

Any notice to be given under this Agreement shall be in writing and delivered by hand, prepaid registered post or facsimile to the other Party at the address or fax number set out below or to such other address or fax number as either Party may specify in writing to the other.

Notices to CUTS	c/o Research Services Division,
University of Cambridge,
16 Mill Lane,
Cambridge
CB2 1SB
UK
Fax number: +44 1223 332988.

Notices to the Licensee	Attn: Ivan Bergstein, MD
Stemline Therapeutics, Inc.,
***,
***,
New York,
NY 10128,
USA
Fax: +1-212-244-0161

Notices are deemed to have been given:

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

(a)                                 if delivered by hand or overnight courier, at the time of the delivery unless delivered after 5pm in the place of receipt or on a non-business day, in which case the notice is deemed to have been given at 9am the next business day;

(b)                                 if sent by registered post from the United Kingdom or by registered mail from the United States, seven  business days after posting; and

(c)                                  if sent by facsimile, at the time the facsimile is received shown in the transmission report as the time that the whole facsimile was sent unless received after 5pm in the place of receipt or on a non-business day, in which case the notice is deemed to have been given at 9am the next business day.

10.7                        Law and jurisdiction

This Agreement and any documents to be entered into pursuant to it shall be governed by and construed in accordance with English law and each Party irrevocably submits to the exclusive jurisdiction of the courts of England over any claim or matter arising under or in connection with this Agreement and the documents entered into pursuant to it except that a Party may seek an interim injunction in any court of competent jurisdiction.

10.8                        Further action

Each Party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

10.9                        Announcements

A Party may not make press or other announcements or releases relating to this Agreement or the transactions the subject of this Agreement without the approval of the other Party to the form and manner of the announcement or release unless and to the extent that the announcement or release is required to be made by the Party, by law or by a stock exchange.

10.10                 Entire agreement

This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all negotiations, understandings or previous agreement between the Parties relating to the subject matter of this Agreement.

10.11                 Third party rights

The University, any University wholly owned subsidiary, the Inventors and the Principal Investigator may enforce those terms of this Agreement which expressly confer rights on them, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999.  Save as aforesaid no term of this Agreement shall be enforceable under that Act by a person who is not a party to this Agreement, but this shall not affect any right or remedy of any third party which exists or is available other than under that Act.  Notwithstanding that any term of this Agreement may be or become enforceable under that Act by a person which is not a party to it, this Agreement may be amended in any respect, or suspended, cancelled or terminated by agreement in writing between the Parties, in each

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

case without the consent of such third party.

10.12                 Export Control Regulations

(a)                                 “Export Control Regulations” mean any United Nations trade sanctions or EU or UK legislation or regulation, from time to time in force, which impose arms embargoes or control the export of goods, technology or software, including weapons of mass destruction and arms, military, paramilitary and security equipment and dual-use items (items designed for civil use but which can be used for military purposes) and certain drugs and chemicals.

(b)                                 The Licensee shall ensure that, in using the Licensed Technology and in selling Licensed Products, it shall not and nor shall its employees or sub-contractors or sub-licensees breach or compromise, directly or indirectly, compliance with any Export Control Regulations.

10.13                 Non-use of names and marking of Licensed Products

The Licensee shall not use and shall ensure that its sub-licensees do not use the name, any adaptation of the name, any logo, trademark or other device of the “University of Cambridge”, “Cambridge University Technical Services Limited” nor of the Inventors or Principal Investigator in any advertising, promotional or sales materials without prior written consent obtained from CUTS in each case, except that Licensee may state that it is licensed by CUTS to use the Licensed Technology and to make a supply the Licensed Products.

10.14                 Insurance

Without limiting its liability under clause 7.3(d) the Licensee shall take out with a reputable insurance company and maintain at all times during the Term public and product liability insurance including against all loss of and damage to property (whether real personal or intellectual) and injury to persons including death arising out of or in connection with this Agreement and the Licensee’s and its sub-licensees use of the Licensed Technology and use, sale of or any other dealing in any of the Licensed Products.  Such insurances may be limited in respect of one claim and in aggregate (but shall not be limited to any other respect) provided that such limit must be at least £***.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

AGREED by the parties through their authorised signatories:-

For and on behalf of	For and on behalf of

CAMBRIDGE UNIVERSITY TECHNICAL SERVICES LIMITED	STEMLINE THERAPEUTICS, INC.

/s/ R.C. Jennings	/s/ Ivan Bergstein
signed	signed

R.C. Jennings	Ivan Bergstein
print name	print name

Director	President and CEO
title	title

17/9/04	9/22/04
date	date

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1

Part A The Patents

***

Part B Improvements

Description of Improvements to be recorded as set out in Clause 6.4

Part C Know-how

Description of Know-how to be recorded as set out in Clause 3.1

Part D Materials

Description of Materials to be recorded as set out in Clause 3.1

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 2

Appointment of Expert

1                                         Pursuant to clause         , CUTS may serve notice on the Licensee (“Referral Notice”) that it wishes to refer to an expert (the “Expert”) the questions set out in clause           .

2                                         The parties shall agree the identity of a single independent, impartial expert to determine such questions.  In the absence of such agreement within *** days of the Referral Notice, the questions shall be referred to an expert appointed by the President of Law Society of England and Wales.

3                                         *** days after the giving of a Referral Notice, both parties shall exchange simultaneously statements of case in no more than *** words, in total, and each side shall simultaneously send a copy of its statement of case to the Expert.

4                                         Each party may, within *** days of the date of exchange of statement of case pursuant to paragraph 3 above, serve a reply to the other side’s statement of case of not more than *** words.  A copy of any such reply shall be simultaneously sent to the Expert.

5                                         The Expert shall make his decision on the said questions on the basis of written statements and supporting documentation only and there shall be no oral hearing.  The Expert shall issue his decision in writing within *** days of the date of service of the last reply pursuant to paragraph 4 above or, in the absence of receipt of any replies, within *** days of the date of exchange pursuant to paragraph 3 above.

6                                         The Expert’s decision shall be final and binding on the parties.

7                                         The Expert’s charges shall be borne equally by the parties.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 3

Financial Reports

Part A:  Royalty Report Format

Licensee Name:	Case Number:
Licensee Invoice Address:	Date of Agreement:
Licensed Technology known as:	Commencement Date:
Payment Periods: [*** month periods ending on [31st March and 30th September]	Expiry of Agreement:
Financial Report for the [***] month period [ ] to [ ]	Term: From the Commencement Date until expiry

ROYALTY REPORT

Licensee Royalties

*Net Sales Value
Products	Royalty Rate	Territory	No of products	Local currency	Conversion rate	UK currency	Total/£
Pharma
Diagnostic
Other

Sub-Licensee Royalties

*Net Sales Value
Products	Royalty Rate	Territory	No of products	Local currency	Conversion rate	UK currency	Total/£
Pharma
Diagnostic
Other

Grand Total

(All Royalties due with this Royalty Report)

* If deductions are made to arrive at Net Sales Value, please provide copy customer invoices showing that these sums were charged separately

SUB-LICENCE INCOME (Other than Royalties)

Sub-licence Income arising during the Payment Period (Clause 4.3(b))

Date of Invoice	Date of Receipt	Payment Rate	Local Currency	Conversion Rate	UK

Part B:  Payment Slip

Licensee Name:	Case Number:
Licensee Invoice Address:	Date of Agreement:
Licensed Technology known as:	Commencement Date:
Nature of the Payment: [ie annual fee/milestone payment etc: This payment is [not] subject to RPI [under clause 4.6(c)]	Expiry of Agreement: Term: From the Commencement Date until expiry

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 3

Part C:  Payment and Report  Schedule

Licensee Name:	Case Number:
Licensee Invoice Address:	Date of Agreement:
Licensed Technology known as:	Commencement Date:
Expiry of Agreement:
Payment Periods: [***] month periods ending on [31st March and 30th September]	Term: From the Commencement Date until expiry

Due date for payment: within *** days of the payment date specified in the right hand column below (Interest is payable if this period is exceeded.) Payments due between the end of the final Payment Period and termination or expiry of this Agreement shall be paid within *** days of termination or expiry.

Each payment shall be accompanied by a payment slip (as in Part B above) identifying the nature of the payment. Other types of reports are also required (see the right hand column below)

Event	Payment and reports dates
***	Payment date - ***
***
***	Payment date - ***
***	Payment date - ***
***	Payment date - ***
***	Payment date - ***
***	Payment date - ***
***	***
***	***

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.